UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024 (May 23, 2024)

BLACKROCK DIRECT LENDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56231	85-3439073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

At 10:30 a.m. (Pacific Time) on May 23, 2024, Blackrock Direct Lending Corp. (“BDLC”) convened its 2024 Annual Meeting of Stockholders via live Internet webcast (the “Meeting”). At that time, there were not present or represented by proxy a sufficient number of shares of the BDLC’s common stock to constitute a quorum. Accordingly, BDLC adjourned the Meeting without any business being conducted. The adjourned meeting will reconvene on June 12, 2024 at 9:30 a.m. (Pacific Time), by virtual webcast, the details of which will be provided separately. No changes have been made in the proposal to be voted on by stockholders at the Meeting. The proposal is described in detail in BDLC’s definitive proxy statement for the Meeting as filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2024 and as supplemented on May 10, 2024. The close of business on March 27, 2024 will continue to be the record date for the determination of stockholders of the Company entitled to vote at the reconvened Meeting. During the period of the adjournment, BDLC will solicit proxies from its stockholders with respect to the proposal. Proxies previously submitted in respect of the Meeting will be voted at the reconvened meeting unless properly revoked.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK DIRECT LENDING CORP.

Date: May 28, 2024

	By:	/s/ Erik Cuellar
	Name:	Erik Cuellar
	Title:	Chief Financial Officer